As filed with the Securities and Exchange Commission on June 22, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTRAVIR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2783806 (I.R.S. Employer Identification Number)

399 Thornall Street, First Floor
Edison, NJ 08837
(732) 902-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Sapirstein
Chief Executive Officer
ContraVir Pharmaceuticals, Inc.
399 Thornall Street, First Floor
Edison, NJ 08837
(732) 902-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, 39th Floor New York, New York 10112 Tel: (212) 653-8700 Fax: (212) 653-8701	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225041

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Units consisting of shares of Series C Convertible Preferred Stock, par value $0.0001 per share, and warrants to purchase shares of common stock, par value $0.0001 per share	$19,000,000		$2,366
Non-transferable rights to purchase units(2)	—		—
Series C Convertible Preferred Stock included as part of the units	Included with units above		—
Warrants to purchase shares of common stock included as part of the units(3)	Included with units above		—
Common stock issuable upon conversion of the Series C Convertible Preferred Stock(4)(5)	—		—
Common stock issuable upon exercise of the warrants(5)	$16,933,750		$2,108
Total	$35,933,750	(6)	$4,474	(7)

(1)     Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Act”).

(2)     The rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered upon exercise of such rights.

(3)     Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock of the Registrant issuable upon exercise of the warrants.

(4)     Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the common stock issuable upon conversion of the Series C Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(5)     In addition to the shares of common stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of common stock as may become issuable upon conversion or exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(6)     The Registrant previously registered securities having a proposed maximum aggregate offering price of $30,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-225041), which was declared effective by the Securities and Exchange Commission on June 14, 2018. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $5,933,750 is hereby registered.

(7)     $3,735 previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional securities of ContraVir Pharmaceuticals, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-225041) filed by the Registrant with the Securities and Exchange Commission (the “SEC”), as amended, initially filed with the SEC on May 18, 2018 and declared effective on June 14, 2018 (the “Prior Registration Statement”), including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement. We are filing this Registration Statement for the purposes of registering additional securities of the same classes as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $5,933,750. The required opinion and consents for this Registration Statement are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
8.1	Tax Opinion of Sheppard Mullin Richter & Hampton LLP
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Sheppard Mullin Richter & Hampton LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-225041)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edison, New Jersey on the 22nd day of June 2018.

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ JAMES SAPIRSTEIN
James Sapirstein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

	Signature	Title	Date

	/s/ JAMES SAPIRSTEIN	Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2018
James Sapirstein

	/s/ JOHN CAVAN	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2018
John Cavan

	*	Chairman of the Board	June 22, 2018
Gary S. Jacob

	*	Director	June 22, 2018
John P. Brancaccio

	*	Director	June 22, 2018
Thomas Adams

	*	Director	June 22, 2018
Arnold Lippa

	*	Director	June 22, 2018
Timothy Block

	*	Director	June 22, 2018
Tamar Howson

*By	/s/ JAMES SAPIRSTEIN
Attorney-in-Fact